UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2008

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 24, 2008, the Registrant received gross proceeds of $500,000 as a result of its second drawdown under the previously announced Securities Purchase and Loan Agreement between the Registrant and Imperium Master Fund, Ltd (the “Purchaser”), dated March 24, 2008 (the “Purchase Agreement”). In exchange, the Registrant issued to the Purchaser an original issue discount senior secured note (the “Note”). The Note is one of the notes contemplated by the Purchase Agreement.
     The Registrant is not required to make monthly cash payments of principal and interest under the Note. Instead, the outstanding principal of the Note will accrete in value at an annual rate of 10%, compounded monthly, resulting in a total principal amount of approximately $552,356 due for the Note at maturity. If, however, the Registrant completes an equity issuance in one or more series of transactions totaling $5,000,000 (a “Qualified Issuance”), then the aggregate amount due for the Note sold under the Purchase Agreement will be reduced from $552,356 to $546,903 and the annual accretion value will be reduced from 10% to 9%.
     The Note is due twelve months after the date of the issuance, provided, however, that if the Registrant completes a Qualified Issuance by October 31, 2008, the Registrant has a right to extend the maturity date of the Note to 24 months after the date of the issuance. The Registrant has the right to repay the principal amount of the Note in cash, in whole, but not in part, prior to maturity at a premium of 1.02 times the unpaid principal plus any other amount due under the Note.
     Any amount outstanding under the Note becomes due and payable upon the occurrence of an event of default. Events of default under the Note include: (1) the Registrant’s failure to make a payment when due or payable; (2) a breach or notice of intent to breach by the Registrant of any material term, covenant or condition in the Note or any of the transaction documents entered into in connection with the Note and such breach is not cured within five business days after notice; (3) any false, incorrect or breach in any material respect of any material representation or warranty made by the Registrant; (4) the default of more than $25,000 of any other of the Registrant’s indebtedness that causes such amount to become due and payable; or (5) a bankruptcy of the Registrant (whether voluntary or involuntary) or general assignment for the benefit of its creditors.
     The Registrant’s agreements with the Purchaser, including the Purchase Agreement, are further described in the Registrant’s Form 8-K, dated March 24, 2008, filed with the Securities and Exchange Commission on March 26, 2008.
     The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, the form of which is included as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The Registrant’s issuance of the Note was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Note may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Note issued in the transaction.

     This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities described herein. This report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Registrant and the Purchasers named therein, dated as of March 24, 2008, is incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, dated March 24, 2008.

10.2	Form of Original Issue Discount Senior Secured Note is incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, dated March 24, 2008.

10.3	Guaranty, dated as of March 24, 2008, executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd. is incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, dated March 24, 2008.

10.4	Security Agreement by and among the Registrant, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc., dated as of March 24, 2008, is incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, dated March 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: April 28, 2008

	By:	/s/ Harry G. Mitchell Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Registrant and the Purchasers named therein, dated as of March 24, 2008, is incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, dated March 24, 2008.

10.2	Form of Original Issue Discount Senior Secured Note is incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, dated March 24, 2008.

10.3	Guaranty, dated as of March 24, 2008, executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd. is incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, dated March 24, 2008.

10.4	Security Agreement by and among the Registrant, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc., dated as of March 24, 2008, is incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, dated March 24, 2008.